Exhibit 99.1

Transcript of Conference Call held by Standard Parking Corporation with Employees on February 29, 2012 with respect to the Merger

Cautionary Note Regarding Forward-Looking Statements

This document contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, including statements regarding expected cost synergies and other anticipated benefits of the proposed merger of Standard Parking Corporation (“Standard”) and the parent of Central Parking Corporation (“Central”), the expected future operating results of the combined company, the expected timing of completion of the merger and the other expectations, beliefs, plans, intentions and strategies of Standard. Standard has tried to identify these statements by using words such as “expect,” “anticipate,” “believe,” “could,” “should,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project” and “will” and similar terms and phrases, but such words, terms and phrases are not the exclusive means of identifying such statements. These forward-looking statements are made based on management’s expectations and beliefs concerning future events and are subject to uncertainties and factors relating to operations and the business environment, all of which are difficult to predict and many of which are beyond management’s control. Actual results, performance and achievements could differ materially from those expressed in, or implied by, these forward-looking statements due to a variety of risks, uncertainties and other factors, including, but not limited to, the following: the risk that the proposed business combination transaction is not completed on a timely basis or at all; the ability to integrate Central into the business of Standard successfully and the amount of time and expense spent and incurred in connection with the integration; the risk that the economic benefits, cost savings and other synergies that Standard anticipates as a result of the transaction are not fully realized or take longer to realize than expected; the risk that Standard or Central may be unable to obtain antitrust or other regulatory clearance required for the transaction, or that required antitrust or other regulatory clearance may delay the transaction or result in the imposition of conditions that could adversely affect the operations of the combined company or cause the parties to abandon the transaction; intense competition; the loss, or renewal on less favorable terms, of management contracts and leases; and changes in general economic and business conditions or demographic trends.

For a detailed discussion of factors that could affect Standard’s future operating results, please see Standard’s filings with the Securities and Exchange Commission (the “SEC”), including the disclosures under “Risk Factors” in those filings. Except as expressly required by the federal securities laws, Standard undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, changed circumstances, future events or for any other reason.

Additional Information

The shares of Standard’s common stock to be issued as consideration under the merger agreement will not be registered under the Securities Act of 1933, as amended, or applicable state securities laws, and, unless so registered, such shares may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws. This document does not constitute an offer to buy or sell securities, or a solicitation of any vote or approval, nor shall it constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

Standard intends to file with the SEC a proxy statement and other relevant materials in connection with the proposed business combination transaction referenced in this document. Before making any voting decision with respect to the proposed transaction, Standard stockholders are urged to read the proxy statement when it becomes available, and as it may be amended from time to time, because it will contain important information regarding the proposed transaction. Standard’s stockholders may obtain a free copy of the proxy statement and other relevant materials, when available, and other documents filed by Standard with the SEC at the SEC’s website at http://www.sec.gov. In addition, copies of the proxy statement, when available, will be provided free of charge by Standard to all of its stockholders. Additional requests for proxy statements and other relevant materials should be directed to Standard Parking, Investor Relations, 900 N. Michigan Ave., Chicago, IL 60611 or by email at investor_relations@standardparking.com.

Standard and Central and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from Standard’s stockholders with respect to the proposed transaction. Any interests of the executive officers and directors of Standard and Central in the proposed transaction will be described in the proxy statement, when it becomes available. For additional information about Standard’s executive officers and directors, see Standard’s proxy statement filed with the SEC on March 28, 2011.

JIM WILHELM: Good morning everybody. Thanks for joining us on what is a very exciting day for our company. Also with me today, sitting around me, you’ll get to meet them in a few minutes is Robert Sacks, our General Counsel; Tom Hagerman, our Chief Operating Officer; and Gerry Klaisle, our HR people person. And also in the room is Mike Wolf, our Chief Administrative Officer. So welcome.

Again, for those of you that don’t know me I’m Jim Wilhelm. I’m the President and Chief Executive Officer of the company. I’m going to start with some prepared remarks and read through some of those for you; and then, as the moderator implied, we’ll open up an opportunity for questions and answers. But again, this is a very exciting day and I hope you’ll my enthusiasm and really listen carefully as I get through some of the key points for all of us have a role on a move forward basis to make what we’ve signed in the terms of our agreement a successful operating in the future, so let me tell you about a few things.

As you saw in my email this morning, I’m excited to announce that we have entered into an agreement and plan of merger with Central Parking for a total consideration of $350 million. We believe this will be a transformational deal that will position Standard Parking to become the preferred provider of outsource parking facility management and maintenance, ground transportation, and security services to commercial, institutional, and municipal clients. In terms of just numbers, the deal will add more than 2200 locations and approximately one million parking spaces to our portfolio, effectively doubling the size of our company.

But, more important than the numbers, is the fact that it’s the right transaction at the right time. Here’s why. First, as I mentioned in my email to you this morning, all of you have helped us build a strong underlying business that has positioned us for the kind of transformational deal that we’ve considered here. First we’ve built a strong balance sheet. We’ve consistently delivered predictable operating results. We’ve invested in IT platforms and applications to deliver more efficient back office processes and reporting tools for our clients. We’ve invested in people with a wide-range of expertise to serve our clients and our customers. And finally, under the SP Plus brand we’ve introduced related service lines in transportation, maintenance, and security.

So the time is right for us and we believe Central Parking is an excellent strategic move and partner for us because they have a business that compliments ours. They operate a diverse portfolio of parking locations for a wide array of clients just like we do. They’ve developed strong operating brands and they’ve focused heavily over the past few years on developing many customer-facing programs and services such as centralized customer service centers and web-based applications so that they can deliver and have service levels to their parking customers.

As a result, we’re confident this merger will help Standard Parking grow faster than we have been by enabling us to do several things. First, we’ll be able to cross-sell products and services we have and they don’t such as our SP Plus Service Lines, Click and Park, Click and Ride, and the like to potentially 2200 more locations. Similarly we’ll be able to integrate Central’s customer-facing products and services such as their customer service centers and their focus point remote monitoring services to give our customers and clients even better service than they’re getting now. Next, we’ll be able to invest more heavily in technology to accelerate the development of new products and services that will enhance the customer’s experience. And finally, we’ll be able to use our increased purchasing volume and operate from a lower cost platform as we seek to lower our client’s operating costs and that would be good for everybody.

Of course, many of the things I’ve just mentioned will also benefit our parking customers. They’ll get an expanded array of products and services now together with the prospect of the accelerated development of new and better products for the future; and the better the park the customer experiences, the more likely they are to be satisfied and return to that location, which translates into more value for our clients. That, in turn, is good news for us because when our clients are happy they generally keep us there.

Now, of course, I know you’re all wondering what this means for you, so let me address that. First, let me emphasize that the signing of the agreement to merge, which is all that has happened so far, is just the first step in a lengthy process. The deal is subject to government review which could take several months and there are also various closing conditions that have to be satisfied before the deal closes. The fact is we don’t expect this deal to close until the third quarter, so the bottom line is that nothing, nothing is going to happen overnight.

In fact, until the merger is completed, the two companies will continue to operate exactly as we have up to now, as totally separate and independent companies competing against each other just as hard as we always have; and only now will we start to do the kind of detail transition and integration planning that’s needed to achieve a seamless integration. Several months from now when we actually close the deal which means it will take the next several months for us to make and finalize plans for the company’s future organizational structure.

So with that as background I suggest that everybody take a deep breath and not stress out over a concern about some imminent change that isn’t going to happen. Instead, let me identify what we do know now. One, our headquarters will remain in Chicago where we’ve been since 1929. Two, I’ll remain as President and CEO. Three, Marc Baumann will remain as Chief Financial Officer. Fourth, Tom Hagerman will shift to a critical role heading up our entire North American Business Development function. There is nothing more important to a successful vision and execution for our company than continuing to see it grow and Tom will be commissioned with that growth assignment. And five, Central Parking CEO, Jim Markam, will serve as our Chief Operating Officer.

Obviously, the employees at our operating locations for all practical purposes will be unaffected by this deal. Their jobs won’t change. Now, there will be some headcount reductions because some of some management overlaps will need to be eliminated and we’ll be consolidating some back office functions; however, we expect the associated personnel reductions to be relatively limited. In fact, less than two percent of the combined total workforce. And I want you to know that for any employees whose positions are eliminated will attempt, whenever possible to find other positions within the company, if they’re qualified for those roles as we expect to continue to grow. The flip side to potential job eliminations is the deal’s upside for our employees and I believe this merger is going to generate increased opportunities for our employees since for all of the reasons I’ve already mentioned. We expect the company will be able to grow faster than it has been in the past.

Now, before we open it up for questions I’d like to turn some legal related things that are very, very important, and I ask you to bear with me because I’m going to read those things twice because they are critical to this process as we step into the next phase of it. First, to reiterate one key point, until the merger is completed Standard Parking and Central Parking must continue to operate as totally separate and independent companies just as we have in the past. We’ll continue to operate as we always have under our existing standard parking and SP plus brands. As we start planning for the future, we’ll conduct a thorough evaluation of our longer-term brand strategy. But for now we are separate companies that continue to compete against each other. Nothing has changed in that regard.

Next, under no circumstances can you reach out to your counterparts at Central to discuss this deal in any respect until the merger is completed and we let you know that it’s okay to do so. I cannot stress enough how important this is to you and the employees you supervise as well follow these rules strictly, please. If a Central Parking employee reaches out to you and starts talking about it, tell the person politely that you’ve been told that neither company’s employees should be having conversations about that topic yet and stop it before it even gets started.

So just to review what I’ve said, we are to remain two separate companies as we get through this review period and until we close this deal. We must continue to operate as the strong competitors we’ve always been and we under our Standard Parking and SP plus brands. If you’re approached by a Central Employee and there’s some anxiety about the deal, please do as I ask and refuse that conversation until we tell you to do so. It’s very, very important that you not engage in those sorts of conversations prematurely.

That said internal employee engagement is vital to our success. We all need to be sure that there’s no interruption in the quality of service we provide to our clients and our customers and we must continue to do our jobs with the same quality and consistency as we always have. So the most important thing you can do for me right now is to continue to provide the best service you can to our clients and customers. The more successful Standard Parking and Central Parking are during this pre-closing period, the more successful the combined company will be, and the more opportunities will exist for all employees after the transaction closes.

Okay, now we’ll take some questions. I can’t imagine you have any, but okay. Now we’ll take some questions and I guess here how it works. There’s a Q&A box on your screen. Simply type your question into that field and click submit. As questions come in, we’ll read them out loud and answer them as best we can given some of the constraints that I have mentioned. So okay, type away, and remember Tom, and Robert, and Gerry, and Mike Wolf are here to help me answer these questions as well, so we look forward to your questions.

I am awestruck, everybody, that I’ve done such a great job communicating this very, very important and intrical announcement to you, but we’ll take plenty of time. Again, I should think you might have some question and we’ll start to answer those in the order that we receive them. I have plenty of time this morning. Today, of course, is going to be a busy day for us, but I have plenty of time this morning and, you know, little more important than any of you, you know, to give that time too. So please, we’re glad to share the time.

MIKE WOLF: I think we’ve got — the first question, Jim, relates to one of the items you talked about, but in the context of integration. The question is how soon can internal departments start talking to our counterparts at Central with respect to integration?

JIM WILHELM: Well, that leads right to the point we made. Certainly no one is authorized within the organizations to have those discussions now along the directives that I gave you. So you’d be prematurely jumping the gun if you initiated or they initiated those conversations that you’re not authorized to conduct. What I can tell you is that we’ve been at work for months, and months, and months doing diligence on the two company’s opportunities together; their legal diligence, and financial diligence, and HR diligence, contracts, contract types. We know a lot about each other right now and as we’ve gone now from the diligence phase, to the negotiation phase, to the contract phase, and merger agreement phase that we’re talking about today the next step for us is the integration phase.

Because of the regulatory reviews that the government insists upon of a deal of this size there are certain integration efforts that are going to kick off tomorrow and, quite frankly, in the planning sense have kicked off in the past. Because it’s significantly important that the companies continue to compete as fiercely as possible out in the field and continue to provide the competitive level of service that our company affords us it will be easier or it will be earlier in the integration process that we’ll begin to think about and work with both sides on how we might be integrated from a support perspective. Support being Accounting, and HR, and Legal, and Risk; and the creation of those platforms which will jointly prove to service the entrepreneurial field organization. For the reasons that I’ve cited that the integration of the field entrepreneurial teams will take a little more time and be pushed out a little more into the future as we get through those regulatory reviews.

But we’ve already started to consider, both sides have started to consider what our back office and support platforms will look like. There will be significant involvement in those people that are aligned around the back offices and support functions of both sides and teams will be created around how we expect to serve the larger entrepreneurial organization in the future. Those teams will be formed shortly and a lot of you will be invited to serve on those teams as we get through the next month. As I’ve said, we don’t expect to close this agreement until maybe the third quarter of this year, so if the regulatory review provides any upside to us it’s the fact that we have some time to intellectually and academically consider what the company will look like from a support perspective on a new move forward basis. That’s pretty exciting.

MIKE WOLF: Okay. The next question is how will this affect the benefits for employees of each company?

JIM WILHELM: Yeah, I think it’s a great question and I want to tell you that really we won’t know that. We won’t know the answer to that until probably a little later on in this integration planning process. A couple of things have to happen. Obviously, there’s some differences in the programs for both companies, but there’s also a lot of similarities and I think Central’s kind of, in many respects, defined their programs along the lines of some of the things we’ve done over the years.

So I think there are some similarities but none of that will get resolved until we get through the integration planning. We ultimately understand the processes, we understand the people that are affected, and then ultimately what we will do is we will communicate to everybody well in advance as to any changes that might occur to the programs. I think that’s really the approach that we plan to take.

MIKE WOLF: Next question. Will both brands be kept or will we switch to CPS or keep Standard?

JIM WILHELM: Well, certainly in the near term we’ll operate under both brands and, as I said, remain,

you know, fiercely competitive as we’ve always been, at least for the 26 years I’ve been here. During this integration period we obviously will begin to study brands and how the brands will be retained, how we move forward, how does SP Plus factor into the ultimate organization? You know, we’ve been building that brand for several years around a wider array of services to include our core competency in parking, but also, you know, some of the other confidence we’ve developed in security, and transportation, and maintenance, and how does that all fit along with Central Parking’s awesome brand recognition in the field as well. So certainly that will be at the top of the list of what our marketing folks and the marketing teams assign to the integration effort will be looking at from Day 1.

MIKE WOLF: Next question, which is somewhat related, is whether we’ve given any thought to the planned company name?

JIM WILHELM: Well, I think I just kind of answered that. You know, today we are Standard Parking and they are Central Parking. I think that the emergence of an umbrella organization — remember what I said early on about our vision. Our vision is to become the preferred provider of outsourced services in parking facility management, transportation, maintenance, security, and some other ideas we have for the future, and to deploy our technology products of SP Plus. I’m sorry, Click and Park, Click and Ride, as well as Central’s customer facing products which you’ve read about today and will read about more; and deploy those to the commercial and the institutional and municipal real estate fields.

So, if you can think about it, as wide a market base and pipeline opportunity that Tom here will be commissioned with penetrating and leveraging with as many products as we can offer. So how we create the umbrella organization is critical to that brand work that we’ll be doing over the next several months and I’m certain, as you might suspect, pretty jazzed-up about that.

MIKE WOLF: Next question is whether we know what the final head count number for the merged company will be?

JIM WILHELM: Well, we don’t know the final number. You know, we just know the raw numbers that we’ve been telling you about today in terms of our current employee population and Central’s. It’s pretty cool to think that we are deploying, we will ultimately deploy an awesome team, you know, in the neighborhood of 25,000 people to work at our mission and to execute that vision; and I know that I’ve got 12,000 awesome ones right behind my back right now. So lot of numbers if you think about 26 years ago when I started and we had less than 200.

MIKE WOLF: Next question may well be one we send to our esteemed General Counsel. Are there any restrictions with respect to Standard Parking stock transactions by employees based on this information?

ROBERT SACKS: Believe it or not, I am in this picture somewhat. They try to keep me out of this. That’s a very good question too. You should basically know that we will be subject to two levels of prohibition on our trading of stock. Right now we’re in our earnings release blackout that is given quarterly and there is, depending on the level of information you have access to in your position in the company, you may be subject to special blackout restrictions during this process. But you will be informed periodically, as you have in the past, as to when blackouts are in effect. But for right now you really do not have to do anything other than to follow your existing rules and procedures with respect to our current blackout.

MIKE WOLF: Next question has to do with I think the constraints that you mentioned, Jim, in terms of conversations between us and Central Parking employees as it relates to probably folks doing their job. The specific question is are we permitted to casually visit and track Central Parking locations in our city?

JIM WILHELM: You know, no, don’t get too far ahead of us. You know, we’ve got time. I think we’ve been competitors for a long time. We certainly understand the strengths of both companies. You’d be premature in entering an exercise like that. You know your markets, you know your cities. I would make no special effort at all at this early point to begin to think you need to do recon or anything silly like that. So do your job. The best thing that you can do for us right now are a couple of things that I spoke to this point to our senior vice presidents last night.

Work very, very hard to continue to give the good service that you give to our customers and clients over the next several months. Second, we’ve rolled out some awesome technology products over the last year and a half and each of you have become very, very talented at being able to execute those. We’re now rolling out some additional products that will continue to enhance the platform that we want to operate under. It would be in your benefit to use this time, whether they are simple programs like the concur technology to sort of manage your comings and goings on travel and entertainment to the Google transformation that’s underway across the business now which is I think most of you probably already understand the benefit that the Google platform will enable us in terms of our ability to internally and externally communicate and share documents, and organize yourself with a lot more storage space than you had under a system that might have been more constrained.

Those of you that are involved in the salesforce.com and in all the work that Tom’s been working on for the last year in terms of growth you would be well-served to exercise your energy in that area for growing our existing footprint along the lines of the missions that you’ve been given and using those tools that will continue to develop. Certainly the decisions that we’ll be making about the move forward organization will be that we want the best. We want the best skill sets available and we want our best team and put forward enable to deliver the vision we have for our products in the future. So getting back to the question, Mike, you know, I wouldn’t waste a whole lot of time on premature unnecessary recon. Go out there and kick some butt.

MIKE WOLF: Same thing as you always done. Next question, does this acquisition open the door to new markets geographically? Does Central have any operations outside the U.S.?

JIM WILHELM: I think what the — you know, Central has a website and we’ve got some information up. That I know of Central still operates in Puerto Rico. There are cities where we don’t have a significant — a lot of cities. You know, our company is the overlap. One compelling issue on the geographies of this deal is, you know, we haven’t organized over the last 20 years in the same marketplace, so there are markets that will be new to us and markets that will be new to your new colleagues from Central.

You know, I was on our investor call this morning. We don’t have a lot of immediate aspirations for international activities. Over the past years Central has begun to look at our business model and considered it when sort of divesting themselves of real estate and divesting themselves of international operations. And I think there is plenty of product for us here in North America for us to be able to leverage and penetrate, and chase. So the overlap is a positive geographic I think in this instance.

MIKE WOLF: Next question. Standard parking has been consistent with maintain a business focused on managed locations with a few leased locations. How does that compare to Central Parking? If Central is heavy to the other side, how will that affect our operation?

JIM WILHELM: Well, first of all, Central has become much heavier in the management contract business. Their numbers have changed fundamentally over the years as their business model has changed from a more real estate oriented company to a more service driven customer service and client driven service business. So their numbers have changed, maybe more than some of you think.

And, you know, we’ve never shied away from doing leases here at Standard Parking. You know we respond to RFPs. We are careful in mitigating our risk exposure, you know, choosing deals that we think are good for all of you and the company’s long-term health; certainly our stakeholders who include our stockholders and being represented by our board of directors and all of those people that we serve every day. And I think our risk profile has been at least consistent from the time I’ve been here and for those that preceded me and I think we’ve done well with that business model.

I think the new management team at Central Parking has also recognized the predictability and transparency of that business model and provide it, and we will create the best products within the industry to move forward with our clients. That certainly from a cultural perspective we’re getting the best of both that we’ve tended to see emerge on the Central side over the past several years. So I don’t think that the current mix of contracts at Central conflict in any way with the business model that we intent to carry forward.

MIKE WOLF: Next question gets us into the Internet world. And the question is, would we be able to utilize www.parking.com which is the Central website as our unified website identity?

JIM WILHELM: That gets right to the brand question that you all asked me before. Once we make brand decisions and the most effective way of moving forward in marketing, marketing’s different than sales, as we make decisions about how the company will be marketed and branded, you know, certainly, you know, we’re looking for where we think we can best serve our clients, clients first, our customers, and using technology in order to afford that. So, you know, I think we’ll make a, certainly a concentrated blended effort to put the best marketing, the best brand we can forward with the best potential reach for leverage.

MIKE WOLF: The next question is one that perhaps I’ll answer off camera. That is how should we handle questions from clients and others? And the answer to that is really two-fold. Number one, the intranet, our Standard Parking intranet, is going to have, in fact, it may already have a new page that is going to be populated with documents that help you with talking points and frequently asked questions that we’ve anticipated are likely to come from clients and perhaps customers. But certainly I understand the focus is primarily on what are your clients going to say?

Secondly, the folks up the chain have received very recently because we’ve just started to communicate, obviously, the message throughout the organization, but the folks up the reporting chain are receiving additional materials that may be a little bit more comprehensive than the ones on the Internet. And what you can expect to happen over the next day, or two, or three but it’ll start immediately, of course, is meeting with your supervisor and teams, and I think you’ll be able to start anticipating some of the questions and just sort of reviewing ‘til you’re comfortable the way to answer them. But there are resources that will be on the Internet.

I also encourage you to go to the micro-site that we built, frankly, for the outside world, standardparkingevolution.com, which has a lot of facts about the transaction as well, which includes client talking points, customer talking points, and client epic use, and customer epic use. So I think the first thing to do is take a look and see what information we’ve made out there, put out there to be available to you and then you can supplement that with discussions with your supervisor over the next several days to help get you comfortable with it.

Okay, the next question. In the news occasionally you hear about merger deals that fall apart. Is there any chance that this deal would be terminated because of some future diligence or DOJ findings?

JIM WILHELM: I would hope not. You know, we’ve obviously done a lot of diligence upfront to understand the risk of doing that. That being said and as you read in our press release today, and as you’ve seen on our website, we have a quiet period now to go through where we will, obviously, coordinate with the reviews that governmental entities might require and to the degree that representations and warranties that each company has made to each other, you know, will be verified right up until the date of closing. I think, again, the work of the team around me and a lot of others that worked very, very hard on the front end of this deal feel real confident that we understand each other. That we understand Central and Central understands us, and that we, you know, look forward to the closing date. Things are never ever, as you know, 100% certain and we would hope we’ve done a better job than other people who have failed.

MIKE WOLF: Next question. When should we anticipate to see any changes here at the Chicago Support Office?

JIM WILHELM: Oh, I don’t know that we’ll see a whole lot of change here at the Chicago Support Office at all in the near term. Certainly we got to go back to work now every day and continue the day-to-day mission. You know, we announce our 2011 earnings next week and our 2012 expectations, and we’ll be talking about it as if this deal hasn’t happened. So, you know, we need to go back to work here. You know, there is certainly no near term change and as the integration teams begin to understand how the best platform for the operating business is put together all of you that are here in Chicago will be involved on what that might look like, so little bit premature to look too far into the future, but for now go back to work.

MIKE WOLF: Next question is, do we know how many owned locations Central still holds?

JIM WILHELM: Yeah, they’ve really divested themselves. Either have divested themselves or will have divested themselves of owned locations by the time we close and I don’t want to be misleading about that. Most of them are gone already. There remains a couple contemplated transitions that they will have closed before we close this deal following integration planning and regulatory reviews, this sort of period that we’re entering now. The short answer is they don’t have any more.

MIKE WOLF: Next question. When the date nears for the merger how will this affect RFPs in which we’re still in competition? How will we answer potential clients?

JIM WILHELM: No different than we’ve done it before. I can only stress, once again, we remain on the battlefield fighting as hard as we always have to win our share of the market so there is no timeframe until we become clearer about this process and period that we’re entering into. But under no circumstances should you not fight as hard, and answer RFPs, and answer them as competitively as possible and keep our win rate up.

MIKE WOLF: Question is does Central currently have security operations like we do?

JIM WILHELM: Not to my knowledge. You know, they certainly get security responsibilities under the contracts that they’re chosen to manage and, you know, operate those probably within a subcontractor environment. Quite frankly, I don’t know if they’ve gone any deeper than that in terms of their own competencies. I’ve never been led to believe that they have. So, obviously, when I spoke earlier about selling our competencies across a broader platform it was with the product line that this question approaches as well as all the others.

MIKE WOLF: One question that’s come in and I think it’s worthy of mentioning even though you’ve addressed it because I think there’s a chance that some employees have hopped on the call after it began and it goes to a key issue, so let me read the question. Has this been made know to the public, but more importantly are we allowed to talk to people between the two companies about the merger? Can anything be communicated with our clients?

JIM WILHELM: Yeah. Well, let me try to — because there are three points there. Yes, this certainly has been made public. We issued a press release at 5:30 this morning, very comprehensive press release. We began to open up our website at standardparking.com for a micro-site and a link from Standard Parking and SP plus where to get information from an investor standpoint, from a client standpoint, from an employee, and customer, and board member standpoint. So there’s a lot of information now out in the public.

I participated in a call with the analysts who represent our investors this morning and had a terrific call with our stockholder, the people that represent our stockholders and shareholders. Our board obviously met last night and we acted on this deal. So yes, the information and the deal is out in the public sector and people are already beginning to react to it.

From a contact perspective let me repeat. None of us are authorized to speak with employees of the other side. You would be premature, out of line, against my wishes, and I could go down the line if you were to engage anyone from Central Parking to discuss what your view of this deal is or what the deal might look like. Conversely, if you’re approached by a Central Parking employee, politely shut that down and stop it, and say until it’s time for us to appropriately discuss this and we’ve given the green light to do we really can’t discuss the potential effects of this merger.

Lastly and maybe along parallel plans, if you’re approached by the media in your local community about the effects of this deal, Mike Wolf is our media relations person. I direct you to Mike and help you with talking points. Might want you to do the interview yourself or he may choose to do it himself, or he might ask me to do it, or Tom, or any one of us here at the business to do the interview and get through, you know, sort of the criticality period as these deals are announced.

Finally, in terms of talking points with the clients, Mike spent some minutes just before this last question talking about our client anticipated to be frequently asked questions or FAQs, the master talking points around those. Tom, and Steve Warshauer, and Jack Ricchiuto, and Ed Simmons are well aware of the talking points and the approach, and the view we want to take with our clients. We are going to continue to deliver our product and we will deliver a better product once this deal is consummated for them, so nothing but upside for the clients as we move forward.

Senior vice presidents were distributed talking points as it regards our clients last night as well. So there’s plenty of resource support around here in terms of technology driven support, in terms of coming right online and looking how to anticipate questions or issues you might have with clients, or speak to your regional managers, or senior vice presidents, or your executive vice presidents. Or, you know, the chief operating officer of the company to get help on what that message is to the clients. But I think you’ve heard me deliver it pretty clearly this morning.

MIKE WOLF: Next question is whether any plans been formulated to offer shares to employees in the future?

GERRY KLAISLE: I think that’s a great question and no, we haven’t made any plans yet. I think at the end of the day this will all come as a direct result of what we do in terms of the integration planning.

Obviously, the good news, as Jim has pointed out, you know, we’re going to be on a much bigger platform and some of the things that we wanted to do in the past that maybe we couldn’t do given our size of the organization and the like maybe we’ll have an opportunity to revisit; and I think that’s, from my perspective, that’s the exciting thing about this. But no, in terms of, you know, any plans to dole-out shares or anything along those lines that’ll come as a direct result of the integration planning and the finalization of the merger.

MIKE WOLF: Really, that’s the essence of the questions. There have been some other iterations, but all of the same question. So I think for now at least that probably wraps it up.

JIM WILHELM: That’s great and before I wrap-up, just a couple of comments. One, I want to tell you that I’ve been engaged, obviously, on this deal for quite some time and I’ve gotten to know a lot of people over at Central through our discussions. There are terrific people there that have some terrific ideas about the future. I think part of the re-engineering or the recreation of the business model over at company has taught me some things and opened my eyes to how our customers and our clients should be viewed, and treated, and served, and I welcome our new colleagues and I welcome their expertise. And I think that our business needs somewhat of a refreshing view of what our capabilities can be to deliver our products to not only our clients, but to our customers and create some stickiness around the industry.

Some of the things that have been, they are tremendous and I look forward to having new colleagues here that will take us into the next era I think of our industry which will be, you know, driven by technology, and brand, and market, and products, and the commercial , and institutional, and municipal fields for us. It’s an awesome time to be us and it’s an awesome time to be at Central. So we are looking forward to bringing this awesome team together and the best components of those teams to execute.

Other than that, I think that takes care of our session today. Thanks for joining in. I know this announcement is going to create some anxiety in people, but I ask you to relax and be patient while plans unfold over the next several months; and instead, focus on the tremendous. And I’ve just said I mean tremendous opportunity and upside this deal holds for us.

I do want to take a minute to say thank you to my team here in Chicago and the Executive Team, the fellows you met this morning, and Marc Baumann, and Steve Warshauer, and Jack Ricchiuto, and Ed Simmons, and Dan Meyer, and I could go on and on about the hard work and I mean we — you know, I’m not — you know, all of us work hard but, you know, really going at this seven days a week for the last four or five months and I appreciate that. I have been blessed with a lovely team around me immediately and I am blessed to have 12,000 of the most dynamic producing entrepreneurs that a CEO could ask for.

So thanks for tuning in this morning. As we’ve said, they’ll be replays available. You want to be clear. Get on the website, get some information, be as briefed as you possibly can, then go back to work. Thank you everybody for being with us this morning. Bye-bye now.

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